Exhibit 10.1
EXECUTION VERSION
SECOND AMENDED AND RESTATED
US SECURITY AGREEMENT
Dated April 26, 2011
From
The Grantors referred to herein
as Grantors
to
Bank of America N.A.
(as successor agent to Citicorp USA, Inc.)
as Agent

T A B L E O F C O N T E N T S

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Section	Page
Section 26. Governing Law	25
Section 27. Jurisdiction; Waiver of Jury Trial	25
Section 28. Continuation of Liens Granted Under the Existing Security Agreement	25

Schedules

Schedule I — Investment Property
Schedule II — Pledged Deposit Accounts
Schedule III — Receivables and Agreement Collateral
Schedule IV — Intellectual Property
Schedule V — Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule VI — Changes in Name, Location, Etc.
Schedule VII — Letters of Credit
Schedule VIII — Equipment Locations
Schedule IX — Inventory Locations
Schedule X — Commercial Tort Claims

Exhibits

Exhibit A — Form of Intellectual Property Security Agreement
Exhibit B — Form of Intellectual Property Security Agreement Supplement
Exhibit C — Form of Security Agreement Supplement

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AMENDED AND RESTATED US SECURITY AGREEMENT
          AMENDED AND RESTATED US SECURITY AGREEMENT dated April 26, 2011 (this “Agreement”), made by Eastman Kodak Company, a New Jersey corporation (the “Borrower”), and the other Persons listed on the signature pages hereof, or which at any time execute and deliver a Security Agreement Supplement in substantially the form attached hereto as Exhibit C (the Borrower and such Persons so listed being, collectively, the “Grantors”), to Bank of America N.A., as Agent (as successor agent to Citicorp USA, Inc.) (in such capacity, together with any successor Agent appointed pursuant to Article VIII of the Credit Agreement (as hereinafter defined), the “Agent”) for the Secured Parties (as hereinafter defined).
          PRELIMINARY STATEMENTS.
          (1) The Borrower, the other Grantors and Citicorp USA, Inc., as Existing Agent, have previously entered into that certain Security Agreement, dated as of October 18, 2005, as amended and restated as of March 31, 2009, and as further amended by Amendment No. 1 thereto, dated as of January 27, 2010 and Amendment No. 2 thereto, dated as of March 5, 2010, and as further amended, supplemented or other modified prior to the date hereof (such Security Agreement, as so amended, modified and supplemented, the “Existing US Security Agreement), in connection with the Existing Credit Agreement.
          (2) Pursuant to the Second Amended and Restated Credit Agreement, dated as of the date hereof, among the Borrower, Kodak Canada, the Agent and Lenders party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Existing Credit Agreement has been amended as set forth therein, and as so amended, restated in its entirety.
          (3) Pursuant to, and on the terms and conditions set forth in, the Credit Agreement, Bank of America, N.A. has succeeded Citicorp USA, Inc. as Agent for the Lenders in respect of the Revolving Credit Facility, including as the holder of the Collateral for the benefit of the Lenders.
          (4) The Borrower, the other Grantors and the Agent desire to amend the provisions of the Existing US Security Agreement as set forth herein, and as so amended, restate the US Security Agreement in its entirety as set forth herein.
          (5) The Borrower is the owner of the shares of stock or other equity interests in its Material Subsidiaries (such shares of stock or other equity interests, and for so long as the issuer thereof is a Material Subsidiary, the “Initial Pledged Equity”) as described in Part I of Schedule I hereto and issued by the Persons named therein. Each Grantor is the holder of the indebtedness owed to such Grantor (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.
          (6) Each Grantor is the owner of the deposit accounts set forth opposite such Grantor’s name on Schedule II hereto (together with all deposit accounts now owned or hereafter acquired by the Grantors, the “Pledged Deposit Accounts”).

          (7) The Company is the owner of a L/C Cash Deposit Account (as defined in the Credit Agreement) created in accordance with the Credit Agreement and subject to the security interest granted under this Agreement on terms and conditions acceptable to the Agent.
          (8) It is a condition precedent to the making of Advances and the issuance of additional Letters of Credit by the Lenders under the Credit Agreement that the Grantors shall have granted the security interest contemplated by this Agreement. Each Grantor will derive substantial direct or indirect benefit from the transactions contemplated by this Agreement, the Credit Agreement and the other Loan Documents.
          (9) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority.
          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances and issue Letters of Credit under the Credit Agreement, each Grantor hereby agrees with the Agent for the ratable benefit of the Secured Parties to continue the grants made under the Existing US Security Agreement as amended and restated herein as follows:
          Section 1. Grant of Security. Each Grantor hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”) (provided, however, in no event shall any lien or security interest be created in any asset which is, or hereafter becomes, a “Principal Property” or consists of the capital stock or other equity interest in, or indebtedness of, an entity which is, or hereafter becomes, a “Restricted Subsidiary” as such terms are defined in the Indenture (as defined in the Credit Agreement) to the extent that any lien or security interest in such asset created under this Agreement would require that the notes or other debt securities issued pursuant to the Indenture be equally and ratably secured by such assets under the terms of the Indenture, and provided, further, that notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under this Section 1 hereof attach to: (A) any assets of any Grantor located outside the United States (other than equity interests as otherwise provided in this Agreement), (B) any deposit account for taxes, payroll, employee benefits or similar items and any other account or financial asset in which such security interest would be unlawful or in violation of any Plan or employee benefit agreement, (C) any lease, license, contract, or agreement or other property right (including any United States of America intent-to-use trademark or service mark application), to which any Grantor is a party or of any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in: (x) the abandonment, invalidation, unenforceability or other

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impairment of any right, title or interest of any Grantor therein, or (y) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, agreement or other property right, (D) any of the outstanding capital stock of a CFC in excess of 65% of the voting power of all classes of capital stock of such CFC entitled to vote, or (E) any real property or fixture):
     (a) all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft and furniture (excepting all fixtures), and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);
     (b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);
     (c) (i) all accounts, instruments (including, without limitation, promissory notes), deposit accounts, chattel paper, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind owing to the Grantors, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance (any and all such instruments, deposit accounts, chattel paper, general intangibles and other obligations to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables”), and all supporting obligations, security agreements, Liens, leases, letters of credit and other contracts owing to the Grantors or supporting the obligations owing to the Grantors under the Receivables (collectively, the “Related Contracts”), and (ii) all commercial tort claims now or hereafter described on Schedule X hereto;
     (d) the following (the “Security Collateral”):
     (i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;
     (ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

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     (iii) all additional shares of stock and other equity interests from time to time acquired by such Grantor in any manner of (X) the issuers of the Initial Pledged Equity and (Y) each direct Subsidiary of the Borrower that, for the most recently completed fiscal year of the Borrower for which audited financial statements are available, either (A) has, together with its Subsidiaries, assets that exceed 5% of the total assets shown on the Consolidated statement of financial condition of the Borrower as of the last day of such period or (B) has, together with its Subsidiaries, net sales that exceed 5% of the Consolidated net sales of the Borrower for such period (each, for purposes of this Agreement, a “Material Subsidiary”), provided that not more than 65% of the voting equity in any CFC shall be subject to the pledge hereunder (such shares and other equity interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other equity interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other equity interests and all warrants, rights or options issued thereon or with respect thereto;
     (iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;
     (v) all security entitlements or commodity contracts carried in a securities account or commodity account, all security entitlements with respect to all financial assets from time to time credited to the L/C Cash Deposit Account and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon with respect thereto; and
     (vi) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts, but excluding any equity interest in any Affiliate excluded from the Pledged Equity) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto (“Investment Property”);

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     (e) each Hedge Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);
     (f) the following (collectively, the “Account Collateral”):
     (i) the Pledged Deposit Accounts, the L/C Cash Deposit Account and all funds and financial assets from time to time credited thereto (including, without limitation, all cash equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts or the L/C Cash Deposit Account;
     (ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and
     (iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and
     (g) the following (collectively, the “Intellectual Property Collateral”):
     (i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (other than those patents and related rights currently contemplated to be sold by the Company or any other Grantor to the extent identified as such on Schedule IV attached hereto) (“Patents”);
     (ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered, together, in each case, with the goodwill symbolized thereby (“Trademarks”);
     (iii) all copyrights, including, without limitation, copyrights in computer software, internet web sites and the content thereof, whether registered or unregistered (“Copyrights”); all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data,

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financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;
     (iv) except as set forth above, all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;
     (v) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary (“IP Agreements”); and
     (vi) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;
     (h) all documents, all money and all letter-of-credit rights; and
     (i) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (h) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.
          Section 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all obligations of such Grantor and the Subsidiaries of the Company now or hereafter existing under (a) the Loan Documents and (b) the US Secured Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the “Secured Obligations”) owing to the US Secured Parties and the Canadian Secured Parties (collectively, the “Secured Parties”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor or Subsidiary of the Company, as applicable, to any Secured Party under the Loan Documents or Secured Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any of the Loan Parties and other Subsidiaries of the Company.
          Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements

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included in such Grantor’s Collateral to perform all of its duties and obligations thereunder to the extent set forth therein to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
          Section 4. Delivery and Control of Security Collateral. (a) All certificates or instruments representing or evidencing Pledged Equity or Pledged Debt shall be promptly delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent except to the extent that such transfer or assignment is (x) prohibited by applicable law or (y) subject to certain corporate actions by the holders or issuers of non-US Initial Pledged Equity which have not occurred as of the Effective Date and governmental approvals or consents to pledge or transfer with respect to non-US Material Subsidiaries which have not yet been obtained as to which Grantor shall use commercially reasonable effects to complete as soon as practicable after the date hereof.
          (b) With respect to any Security Collateral representing interest in Material Subsidiaries in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will use commercially reasonable efforts to cause the issuer thereof to agree in an authenticated record with such Grantor and the Agent that, upon notice from the Agent that an Event of Default has occurred and is continuing, such issuer will comply with instructions with respect to such security originated by the Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Agent. Upon the request of the Agent upon the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of other Security Collateral as provided in Section 4(e) below.
          (c) With respect to any securities or commodity account, any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Agent hereunder is not the securities intermediary, upon the request of the Agent upon the occurrence and during the continuance of an Event of Default the relevant Grantor will use its commercially reasonable efforts to cause the securities intermediary with respect to such security or commodity account or security entitlement to identify in its records the Agent as the entitlement holder thereof.
          (d) Upon the request of Agent upon the occurrence and during the continuance of an Event of Default, each Grantor shall cause the Security Collateral to be registered in the name of the Agent or such of its nominees as the Agent shall direct, subject only to the revocable rights specified in Section 12(a). In addition, the Agent shall have the right upon the occurrence and during the continuance of an Event of Default to convert Security Collateral consisting of financial assets credited to any securities account or the L/C Cash Deposit Account to Security Collateral consisting of financial assets held directly by the Agent,

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and to convert Security Collateral consisting of financial assets held directly by the Agent to Security Collateral consisting of financial assets credited to any securities or commodity account or the L/C Cash Deposit Account.
          (e) Upon the request of the Agent upon the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.
          Section 5. Maintaining the Account Collateral. So long as any Advance or any other payment obligation of any Loan Party of which the Company has notice under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment:
     (a) Upon request of the Agent made upon the occurrence and during the continuance of an Event of Default, each Grantor will promptly enter into an agreement with the financial institution holding the Pledged Account pursuant to which such financial institution shall agree with such Grantor and the Agent to, upon notice from the Agent, comply with instructions originated by the Agent directing the disposition of funds in such deposit account without the further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Agent (a “Deposit Account Control Agreement”), and instruct each Person obligated at any time to make any payment to such Grantor for any reason (an “Obligor”) to make such payment to such a Pledged Deposit Account or the L/C Cash Deposit Account.
     (b) Upon notice from the Agent that an Event of Default has occurred and is continuing, each Grantor agrees to terminate any or all Pledged Deposit Accounts and Deposit Account Control Agreements upon request by the Agent.
     (c) The Agent may, at any time and without notice to, or consent from, the Grantor, transfer, or direct the transfer of, funds from the Pledged Deposit Accounts or the L/C Cash Deposit Account to satisfy the Grantor’s obligations under the Loan Documents if an Event of Default shall have occurred and be continuing. As soon as reasonably practicable after any such transfer, the Agent agrees to give written notice thereof to the applicable Grantor.
          Section 6. Representations and Warranties. Each Grantor represents and warrants as follows:
     (a) Such Grantor’s exact legal name, chief executive office, type of organization, jurisdiction of organization and organizational identification number as of the date hereof is set forth in Schedule V hereto. Within the twelve months preceding the date hereof, such Grantor has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule V hereto except as set forth in Schedule VI hereto.
     (b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others,

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except for the security interest created under this Agreement or Liens permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may exist on the date of this Agreement, have been filed in favor of the Agent relating to the Loan Documents or are otherwise permitted under the Credit Agreement.
     (c) All Equipment of such Grantor having a value in excess of $10,000,000 and Inventory of such Grantor having a value in excess of $10,000,000 as of the date hereof is located at the places specified therefor in Schedule VIII and Schedule IX hereto, respectively. Such Grantor has exclusive possession and control of its Inventory, other than Inventory stored at any leased premises or third party warehouse.
     (d) None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument in excess of $10,000,000 that has not been delivered to the Agent. All such Receivables or Agreement Collateral valued in excess of $10,000,000 is listed on Schedule III attached hereto.
     (e) All Security Collateral consisting of certificated securities and instruments with an aggregate fair market value in excess of $10,000,000 for all such Security Collateral of the Grantors have been delivered to the Agent.
     (f) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.
     (g) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non assessable. The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof and, if evidenced by any promissory notes, such promissory notes have been delivered to the Agent, and is not in default.
     (h) The Initial Pledged Equity pledged by such Grantor constitutes, as of the date hereof, 65% of the issued and outstanding equity interests of the issuers thereof indicated on Part I of Schedule I hereto. The Initial Pledged Debt constitutes all of the outstanding Debt for Borrowed Money owed to such Grantor by the issuers thereof.
     (i) Such Grantor has no Investment Property with a market value in excess of $10,000,000 as of the date hereof, other than the Investment Property listed on Part III of Schedule I hereto.
     (j) The Assigned Agreements to which such Grantor is a party have been duly authorized, executed and delivered by such Grantor and, to such Grantor’s knowledge, any material Assigned Agreements are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms.

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     (k) Such Grantor has no material deposit accounts subject to the grant or security in Section 1 of this Agreement as of the date hereof, other than the Pledged Deposit Accounts listed on Schedule II hereto.
     (l) Such Grantor is not a beneficiary or assignee under any letter of credit with a stated amount in excess of $10,000,000 and issued by a United States financial institution as of the date hereof, other than the letters of credit described in Schedule VII hereto.
     (m) This Agreement creates in favor of the Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor under this Agreement, securing the payment of the Secured Obligations except to the extent that control or possession by the Agent is required for the creation of the security interest; all filings and other actions necessary to perfect the security interest in the Collateral granted by such Grantor have been duly made or taken and are in full force and effect other than (i) actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC; (ii) actions necessary to perfect the Agent’s security interest with respect to Collateral evidenced by a certificate of title or Collateral consisting of vessels or aircraft and (iii) actions necessary to transfer and prior approval of or filings with any governmental entity required in connection with any interest in Pledged Equity; provided however, that the Agent will receive a security interest, but not a first priority security interest, in (1) Collateral consisting of any securities or commodity account, (2) Account Collateral maintained with a financial institution other than the Agent, (3) assets encumbered by Liens on the date of this Agreement, (4) Collateral evidenced by a certificate of title or consisting of vessels or aircraft, (5) collateral subject to Liens permitted by the terms of the Credit Agreement, (6) Collateral with an aggregate book value of less than $10,000,000 and (7) other Collateral to the extent consented to by Agent and approved by the Required Lenders (collectively, the “Specified Collateral”).
     (n) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest in Collateral other than the Specified Collateral), except for (A) the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, (B) the recordation of the Intellectual Property Security Agreement with respect to certain registered copyrights attached thereto, which has been delivered for recording and is in full force and effect, and the actions described in Section 4 with respect to the Security Collateral, (C) subject to certain corporate actions by the holders or issuers of Non-U.S. Initial Pledged Equity which have not occurred as of the Effective Date, necessary to transfer or assign, (D) the governmental filings required to be made or approvals obtained prior to the creation of a security interest in any Pledged Equity issued by a non-US Person and any filings or approvals required prior to realizing on any such Pledged Equity, and (E) the control of certain assets as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC, or (iii) the exercise by the Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as set forth above and as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

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          (o) The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law except where the failure to so comply would not have a Material Adverse Effect.
          (p) As to itself and its Intellectual Property Collateral:
     (i) The operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party, except as are not expected to have a Material Adverse Effect.
     (ii) Such Grantor is the exclusive owner of all right, title and interest in and to Patents, Trademarks and Copyrights contained in the Intellectual Property Collateral, except as set forth in Schedule IV hereto with respect to co-ownership of certain Patents, and such Grantor is entitled to use all such Intellectual Property Collateral in accordance with applicable law, subject to the terms of the IP Agreements.
     (iii) The Intellectual Property Collateral set forth on Schedule IV hereto includes all of the registered patents, patent applications, domain names, trademark registrations and applications, copyright registrations and applications owned by such Grantor as of the date set forth therein.
     (iv) The issued Patents and registered Trademarks contained in the Intellectual Property Collateral have not been adjudged invalid or unenforceable in whole or part, and to the knowledge of the Company, are valid and enforceable, except to the extent Grantor has ceased use of any such registered Trademarks.
     (v) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes, as deemed necessary by Grantor in its reasonable business discretion, to maintain and protect its interest in each and every material item of Intellectual Property Collateral owned by such Grantor in full force and effect.
     (vi) No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property Collateral or the validity of effectiveness of any such Intellectual Property Collateral, nor does the Company know of any valid basis for any such claim, except, in either case, for such claims that in the aggregate are not reasonably expected to have a Material Adverse Effect. The use of such Intellectual Property Collateral by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, are not reasonably expected to

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have a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents will not result in the termination or impairment of any of the Intellectual Property Collateral.
     (vii) With respect to each IP Agreement: (A) to the knowledge of the Company, such IP Agreement is valid and binding and in full force and effect; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of termination or cancellation under such IP Agreement within the six months immediately preceding the date of this Agreement; (D) within the six months immediately preceding the date of this Agreement, such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; and (E) neither such Grantor nor, to such Grantor’s knowledge, any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination or modification under such IP Agreement, in each case except as would not reasonably be expected to have a Material Adverse Effect.
     (viii) To the Company’s knowledge, none of the material Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor within the past two years.
          Section 7. Further Assurances. (a) Each Grantor agrees that from time to time, in accordance with the terms of this Agreement at the expense of such Grantor and at the reasonable request of the Agent, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will, at the reasonable request of the Agent, promptly with respect to the Collateral of such Grantor: (i) mark conspicuously each document included in Inventory, each chattel paper included in Receivables each Assigned Agreement and, at the request of the Agent, each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Agent, indicating that such document, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent; (iii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such

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Grantor hereunder; (iv) at the request of the Agent, take all action to ensure that the Agent’s security interest is noted on any certificate of title related to any Collateral evidenced by a certificate of title; and (v) deliver to the Agent evidence that all other actions that the Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.
          (b) Each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor in the United States other than assets now or hereafter constituting Principal Properties or the equity of Restricted Subsidiaries, or any real property or fixtures, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.
          (c) Each Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Agent may reasonably request, all in reasonable detail.
          Section 8. As to Equipment and Inventory. (a) Each Grantor will keep its Equipment having a value in excess of $10,000,000 and Inventory having a value in excess of $10,000,000 (other than Inventory sold in the ordinary course of business) at the places therefor specified in Schedule VIII and Schedule IX, respectively, or, upon 30 days’ prior written notice to the Agent (or such lesser time as may be agreed by the Agent), at such other places designated by such Grantor in such notice.
          (b) Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, its Equipment and Inventory, except to the extent payment thereof is not required by Section 5.01(b) of the Credit Agreement. In producing its Inventory, each Grantor will comply with all requirements of applicable law, except where the failure to so comply will not have a Material Adverse Effect.
          Section 9. Insurance. (a) Each Grantor will, at its own expense, maintain or cause to be maintained, insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be customary for similar businesses of the size and scope of the Company on a consolidated basis, provided however that the Grantor may self insure to the extent consistent with prudent business practice. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses, except for losses of less than $25,000,000 per occurrence, to be paid, in accordance with the Lender loss payee provisions which were requested pursuant to clause (iv) below, directly to the Agent. So long as no Event of Default shall have occurred and be continuing, all property damage insurance payments received by the Agent in connection with any loss, damage or destruction of Inventory will be released by the Agent to the applicable

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Grantor. Each such policy shall in addition (i) name such Grantor and the Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Agent) as their interests may appear, (ii) provide that there shall be no recourse against the Agent for payment of premiums or other amounts with respect thereto, (iii) provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Agent by the insurer and (iv) contain such other customary lender loss payee provisions as the Agent shall reasonably request. Each Grantor will, if so requested by the Agent, deliver to the Agent certificates of insurance evidencing such insurance and, as often as the Agent may reasonably request, a report of a reputable insurance broker or the insurer with respect to such insurance. Further, each Grantor will, at the request of the Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 1(i) and cause the insurers to acknowledge notice of such assignment.
          (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 9 may be paid directly to the Person who shall have incurred damages covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 9 is not applicable, the applicable Grantor, to the extent determined to be in the business interest of such Grantor, will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements or, if such Grantor determines not to repair or replace such Equipment or Inventory, treat the loss or damage as a disposition under Section 5.02(e)(v) of the Credit Agreement.
          (c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Agent to the applicable Grantor. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to the Agent and shall, in the Agent’s sole discretion, (i) be released to the applicable Grantor for the repair, replacement or restoration thereof, (ii) be held as additional Collateral hereunder or applied as specified in Section 19(b) or (iii) be released to the Agent Sweep Account and applied as provided in Section 2.18(h) of the Credit Agreement.
          Section 10. Post-Closing Changes; Collections on Assigned Agreements and Receivables. (a) No Grantor will change its name, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule V of this Agreement without first giving at least 15 Business Days prior written notice to the Agent, or such lesser period of time as agreed by the Agent, and taking all action reasonably required by the Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records and other documents to the extent provided in Section 5.01(e) of the Credit Agreement. If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Agent of such organizational identification number.

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          (b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements and Receivables. In connection with such collections, such Grantor may take (and, at the Agent’s direction, will take) such action as such Grantor or the Agent may deem necessary or advisable to enforce collection of the Assigned Agreements and Receivables; provided, however, that the Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Assigned Agreements and Receivables of the assignment of such Assigned Agreements to the Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements and Receivables, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements and Receivables, including, without limitation, those set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements and Receivables of such Grantor shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement) to be deposited in the Agent Sweep Account in the United States and either (A) released to such Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 19(b) of this Agreement or as provided in Section 2.18(h) of the Credit Agreement, and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement, release wholly or partly any Obligor thereof or allow any credit or discount thereon other than credits or discounts given in the ordinary course of business.
          Section 11. As to Intellectual Property Collateral. (a) With respect to each item of its Intellectual Property Collateral material to the business of the Company and its Subsidiaries, each Grantor agrees to take, at its expense, all commercially reasonable steps as determined in Grantor’s reasonable discretion, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance (in accordance with the exercise of such Grantor’s reasonable business discretion) of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, in each case except where the failure to so file, register or maintain is not reasonably likely to have a Material Adverse Effect. No Grantor shall, without the written consent of the Agent, which shall

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not be unreasonably withheld or delayed, discontinue use of or otherwise abandon any such material Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer necessary or desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect.
          (b) Until the termination of the Credit Agreement, each Grantor agrees to provide, annually to the Agent an updated Schedule of its Patents, Trademarks and registered Copyrights.
          (c) In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral is being infringed or misappropriated by a third party, such Grantor shall take such commercially reasonable actions determined in its reasonable discretion, at its expense, to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.
          (d) Each Grantor shall take all reasonable steps which it deems appropriate under the circumstances to preserve and protect each item of its material Trademarks included in the Intellectual Property Collateral, including, without limitation, maintaining substantially the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the general quality of the products and services as of the date hereof, and taking all steps reasonably necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.
          (e) With respect to its Intellectual Property Collateral, upon the reasonable request of Agent made upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit A hereto or otherwise in form and substance satisfactory to the Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office, and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.
          (f) Upon the occurrence of and during the continuance of an Event of Default, each entity which executes a Security Agreement Supplement as Grantor shall execute and deliver to the Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Agent (an “IP Security Agreement Supplement”) covering such Intellectual Property, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property.
          Section 12. Voting Rights; Dividends; Etc. (a) So long as no Default under Section 6.01(a) or (e) of the Credit Agreement shall have occurred and be continuing:

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     (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose.
     (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all dividends, interest and other distributions paid or payable in the form of instruments or certificates in respect of, or in exchange for, any Security Collateral, shall be promptly delivered to the Agent to hold as Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Secured Parties, be segregated from the other property or funds of such Grantor and be promptly delivered to the Agent as Security Collateral in the same form as so received (with any necessary indorsement).
     (iii) The Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.
     (b) Upon the occurrence and during the continuance of a Default under Section 6.01(a) or (e) of the Credit Agreement:
     (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 12(a)(i) shall, upon notice to such Grantor by the Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 12(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Agent for the benefit of the Secured Parties, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.
     (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 12(b) shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Agent as Security Collateral in the same form as so received (with any necessary indorsement).
          Section 13. As to the Assigned Agreements. (a) Each Grantor will at its expense:
     (i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it to the extent consistent with its past practice or reasonable business judgment, maintain the Assigned Agreements to which it is a party in

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full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such action to such end as may be requested from time to time by the Agent; and
     (ii) furnish to the Agent promptly upon receipt thereof copies of all notices of defaults in excess of $50,000,000 received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Agent may reasonably request and (B) upon request of the Agent, make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.
          (b) Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.
          (c) Each Grantor agrees, upon the reasonable request of Agent, to instruct each other party to each Assigned Agreement to which it is a party, that all payments due or to become due under or in connection with such Assigned Agreement will be made directly to a Pledged Deposit Account.
          (d) All moneys received or collected pursuant to subsection (c) above shall be (i) released to the applicable Grantor on the terms set forth in Section 5 so long as no Event of Default shall have occurred and be continuing or (ii) if any Event of Default shall have occurred and be continuing, applied as provided in Section 19(b).
          Section 14. As to Letter-of-Credit Rights and Commercial Tort Claims. (a) Except as otherwise permitted by the Credit Agreement and this Agreement, each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Agent, hereby assigns to the Agent such rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee. Upon request of the Agent, each Grantor will promptly use commercially reasonable efforts to cause the issuer of each letter-of-credit with a stated amount in excess of $10,000,000 and each nominated person (as defined in Section 5-102 of the UCC) (if any) with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in form and substance reasonably satisfactory to the Agent and deliver written evidence of such consent to the Agent.
          (b) Upon the occurrence and during the continuance of an Event of Default, each Grantor will, promptly upon request by the Agent, (i) notify (and such Grantor hereby authorizes the Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Agent or its designee and (ii) arrange for the Agent to become the transferee beneficiary of letter of credit.

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          (c) In the event that any Grantor hereafter acquires or has any commercial tort claim that has been filed with any court in excess of $25,000,000 in the aggregate, it shall, promptly after such claim has been filed with such court, deliver a supplement to Schedule X hereto, identifying such new commercial tort claim; provided, however, that, with respect to any commercial tort claim in respect of Intellectual Property Collateral, the obligation set forth in this Section 14(c) shall only be applicable with respect to any such commercial tort claims to the extent relating to Intellectual Property Collateral with respect to which the applicable Grantors have executed or otherwise authenticated (or have an obligation pursuant to Section 11(e) to execute or otherwise authenticate) an Intellectual Property Security Agreement.
          Section 15. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.
          (b) Subject to the terms of the Credit Agreement and this Agreement, each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any equity interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer except to such Grantor or its Affiliates, and (ii) pledge hereunder, promptly upon its acquisition (directly or indirectly) thereof, any and all additional equity interests or other securities as required by Section 5.01(i) of the Credit Agreement from time to time acquired by such Grantor in any manner.
          Section 16. Agent Appointed Attorney in Fact. Each Grantor hereby irrevocably appoints the Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Agent’s discretion, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
     (a) to obtain and adjust insurance required to be paid to the Agent pursuant to Section 9,
     (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,
     (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and
     (d) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Agent with respect to any of the Collateral.

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          Section 17. Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Agent may, but without any obligation to do so, upon notice to the Company of at least five Business Days in advance and if the Company fails to cure within such period, itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by such Grantor under Section 20.
          Section 18. The Agent’s Duties. (a) The powers conferred on the Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.
          (b) Anything contained herein to the contrary notwithstanding, the Agent may from time to time, when the Agent deems it to be necessary, appoint one or more of its Affiliates (or, with the consent of the Company, any other Persons) subagents (each a “Subagent”) for the Agent hereunder with respect to all or any part of the Collateral. In the event that the Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Agent, with all rights, powers, privileges, interests and remedies of the Agent hereunder with respect to such Collateral, and (iii) the term “Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Agent.
          Section 19. Remedies. If any Event of Default shall have occurred and be continuing and such Event of Default has resulted in the acceleration of the Secured Obligations, which acceleration has not been rescinded or otherwise terminated:
     (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place and time to be designated by the Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or

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elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable; (iii) occupy, consistent with Section 5.01(e) of the Credit Agreement, on a non-exclusive basis any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral, and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale, or of the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) Any cash held by or on behalf of the Agent and all cash proceeds received by or on behalf of the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter shall be applied in whole or in part by the Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in accordance with Section 6.04 of the Credit Agreement.
     (c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement).
     (d) Subject to the provisions of Section 9.06 of the Credit Agreement, the Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.
     (e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Agent or its designee, to the extent practicable, such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other

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records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.
          (f) In each case under this Agreement in which the Agent takes any action with respect to the Collateral, including proceeds, the Agent shall provide to the Company such records and information regarding the possession, control, sale and any receipt of amounts with respect to such Collateral as may be reasonably requested by the Company as a basis for the preparation of the company’s financial statements in accordance with GAAP.
          Section 20. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, trustees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.
          (b) Each Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (ii) the exercise or enforcement of any of the rights of the Agent or the other Secured Parties hereunder or (iii) the failure by such Grantor to perform or observe any of the provisions hereof.
          Section 21. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and, with respect to any amendment, the Company on behalf of the Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
          (b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this

22

Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.
          Section 22. Confidentiality; Notices; References. (a) The confidentiality provisions of Section 9.09 of the Credit Agreement shall apply to all information received by the Agent or any Lender under this Agreement.
          (b) All notices and other communications provided for hereunder shall be delivered as provided in Section 9.02 of the Credit Agreement.
          (c) The definitions of certain terms used in this Agreement are set forth in the following locations:

Account Collateral	Section 1(f)
Agreement	Preamble
Agreement Collateral	Section 1(e)
Assigned Agreements	Section 1(e)
Borrower	Preamble
Collateral	Section 1
Copyrights	Section 1 (g)(iii)
Credit Agreement	Recitals (2)
Deposit Account Control Agreement	Section 5(a)
Equipment	Section 1(a)
Grantor, Grantors	Preamble
Initial Pledged Equity	Recitals (5)
Initial Pledged Debt	Recitals (5)
Intellectual Property Collateral	Section 1(g)
Inventory	Section 1(b)
IP Agreements	Section 1(g)(v)
Material Subsidiary	Section 1(d)(iii)
Obligor	Section 5(a)
Patents	Section 1(g)(i)
Pledged Debt	Section 1(d)(iv)
Pledged Deposit Accounts	Recitals (6)
Pledged Equity	Section 1(d)(iii)
Receivables	Section 1(c)
Related Contracts	Section 1(c)
Secured Obligations	Section 2
Secured Parties	Section 2
Security Collateral	Section 1(d)
Specified Collateral	Section 6(m)
Trademarks	Section 1(g)(ii)
Trade Secrets	Section 1(g)(iii)
UCC	Recitals (9)

23

          Section 23. Continuing Security Interest; Assignments Under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) except as otherwise provided in Section 9.16 of the Credit Agreement, remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Termination Date and (iii) the termination or expiration of all Letters of Credit, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Secured Parties and their respective successors, permitted transferees and permitted assigns. Without limiting the generality of the foregoing clause (c), to the extent permitted in Section 9.08 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any permitted transferee, and such permitted transferee shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.
          Section 24. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents, or upon any Subsidiary ceasing to be a Material Subsidiary, the security interests granted under this Agreement by such Grantor in such Collateral or in the shares of stock or equity interests (including, without limitation, any Initial Pledged Equity) of such Subsidiary that has ceased to be a Material Subsidiary shall immediately terminate and automatically be released and Agent will promptly deliver at the Grantor’s request to such Grantor all certificates representing any Pledged Equity released and all notes and other instruments representing any Pledged Debt, Receivables or other Collateral, and Agent will, at such Grantor’s expense, promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that no such documents shall be required unless such Grantor shall have delivered to the Agent, at least five Business Days prior to the date such documents are required by Grantor, or such lesser period of time agreed by the Agent, a written request for release describing the item of Collateral and the consideration to be received in the sale, transfer or other disposition and any expenses in connection therewith, together with a form of release for execution by the Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents.
          (b) The pledge and security interest granted hereby will be terminated as set forth in Section 9.16(b) of the Credit Agreement and upon such termination all rights to the Collateral shall revert to the applicable Grantor and the Agent will promptly deliver to the applicable Grantors all certificates representing any Pledged Equity or Pledged Debt, Receivables or other Collateral.
          Section 25. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or .pdf shall be effective as delivery of an original executed counterpart of this Agreement.

24

          Section 26. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          Section 27. Jurisdiction; Waiver of Jury Trial. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Grantor hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 9.02 of the Credit Agreement. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.
          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Agent or any Secured Party in the negotiation, administration, performance or enforcement thereof.
          Section 28. Continuation of Liens Granted Under the Existing Security Agreement. This Agreement shall become effective upon the Agent’s receipt of executed counterparts to this Agreement from the Borrower and each other Grantor listed on the signature pages hereof. Upon the effectiveness of this Agreement, (a) the terms and condition of the Existing US Security Agreement shall be amended as set forth herein and, as so amended, shall be restated in their entirety and (b) Bank of America will succeed as Agent hereunder in accordance with Section 8.12 of the Credit Agreement. This Agreement shall not in any way release or impair the rights, duties, obligations or Liens, security interests and hypothecs created pursuant to the Existing US Security Agreement or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the effective date of this Agreement, except as specifically modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, obligations, Liens, security interests and hypothecs are assumed, ratified and affirmed by the Borrower and each other Grantor. The Liens, security interests and hypothecs granted in favor of the Agent pursuant to the Existing US Security Agreement shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Agreement. Without limiting

25

the generality of the foregoing, this Agreement and all of the Collateral described herein do and shall continue to secure the payment of all Secured Obligations of the Grantors under the Loan Documents to the extent provided herein.
          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

EASTMAN KODAK COMPANY
By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Treasurer

CREO MANUFACTURING AMERICA LLC KODAK AVIATION LEASING LLC
By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Manager

EASTMAN GELATINE CORPORATION

EASTMAN KODAK INTERNATIONAL
CAPITAL COMPANY, INC.

FAR EAST DEVELOPMENT LTD.

FPC INC.

KODAK (NEAR EAST), INC.

KODAK AMERICAS, LTD.

KODAK IMAGING NETWORK, INC.

KODAK PORTUGUESA LIMITED

KODAK REALTY, INC.

LASER-PACIFIC MEDIA CORPORATION

PAKON, INC.

QUALEX, INC.

By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Treasurer

26

KODAK PHILIPPINES, LTD. NPEC INC.
By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Assistant Treasurer

27

Schedule I, Part I
to the US Security Agreement
INVESTMENT PROPERTY
Part I
Initial Pledged Equity

					Total		Percentage of
	Issuer of	Class of			Number of	Number of	Outstanding
	Pledged	Equity		Certificate	Shares	Shares	Shares
Grantor	Equity	Interest	Par Value	No(s)	Outstanding	Pledged	Pledged
Eastman Kodak Company	Eastman Kodak Holdings B.V.	Common shares	Nominal value of 1,000 Dutch Guilder or €453,78 as per article 2:178c BW	Not applicable	20,401	13,260	65%

Eastman	Kodak	Ordinary	UK£1.0	89	100,000,000	65,000,000	65%
Kodak	Limited	shares			Ordinary	Ordinary
Company					shares	shares

				93	30,000,000	19,500,000	65%
					Ordinary	Ordinary
					shares	shares

Eastman Kodak Company	Kodak Holding GmbH	Shares in a limited liability company	€2,557,800	Not applicable	20	13	65%

Schedule I, Part II
to the US Security Agreement
INVESTMENT PROPERTY
Part II
Initial Pledged Debt

Final
Grantor	Debt Issuer	Description of Debt	Maturity
Eastman Kodak Company	Kodak Graphic Communications Canada Company	Branch Loan	6/30/11

Eastman Kodak Company	Kodak Americas, Ltd.	Branch Loan	12/31/11

Eastman Kodak Company	Kodak (Egypt) S.A.E.	Branch Loan	12/31/11

Eastman Kodak Company	Kodak International Finance Limited	Branch Loan	6/30/11

Eastman Kodak Company	Creo Asia Pacific (Singapore) Pte Ltd.	Intercompany Receivable	Monthly

Eastman Kodak Company	Creo Asia Pacific Limited	Intercompany Receivable	Monthly

Eastman Kodak Company	Creo SRL	Intercompany Receivable	Monthly

Eastman Kodak Company	Eastman Kodak Sarl	Intercompany Receivable	Monthly

Eastman Kodak Company	Far East Development Ltd.	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak (Australasia) Pty. Ltd.	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak (China) Company Limited	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak (China) Graphic Communications Company Ltd.	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak (China) Investment Co., Inc.	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak (Egypt) S.A.E.	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak (Hong Kong) Limited	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak (Near East), Inc.	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak (Singapore) Pte. Limited	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak (Taiwan) Limited	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak (Thailand) Limited	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak (Wuxi) Company Limited	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak (Xiamen) Digital Imaging Products Company	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak Americas, Ltd.	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak Argentina S.A.I.C.	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak Brasileira Comercio de Produtos para Imagem e Servicos Ltda.	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak Canada Inc.	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak da Amazonia Industria e Comercio Ltda.	Intercompany Receivable	Monthly

Final
Grantor	Debt Issuer	Description of Debt	Maturity
Eastman Kodak Company	Kodak de Mexico S.A. de C.V.	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak Electronic Products (Shanghai) Company Limited	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak Export de Mexico, S. de R.L. de C.V.	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak Graphic Communications Canada Company	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak Graphic Communications GmbH	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak India Private Limited	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak International Finance Limited	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak Japan Ltd.	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak Korea Ltd. (South Korea)	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak Mexicana S.A. de C.V.	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak Philippines, Ltd.	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak SA/NV	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak S.p.A.	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak Venezuela, S.A.	Intercompany Receivable	Monthly

Qualex, Inc.	Kodak Canada Inc.	Intercompany Receivable	Monthly

Qualex, Inc.	Kodak (China) Limited	Intercompany Receivable	Monthly

Eastman Kodak Company	Kodak de Mexico S.A. de C.V.	Intercompany Receivable	Monthly

Schedule I, Part III
to the US Security Agreement
INVESTMENT PROPERTY
Part III
Other Investment Property

			Certificate	Other
Grantor	Issuer	Name of Investment	No(s)	Identification
Eastman Kodak Company	Federated Prime Cash Obligation 851	Money Market Fund	n/a	[*]

Eastman Kodak Company	Morgan Stanley Prime Instl #8301	Money Market Fund	n/a	[*]

Eastman Kodak Company	Bank of America	Eurodollar Time Deposit	n/a	n/a

Eastman Kodak Company	Sumitomo Mitsui Banking Corp.	Eurodollar Time Deposit	n/a	n/a

Eastman Kodak Company	Citibank	Eurodollar Time Deposit	n/a	n/a

Eastman Kodak Company	Lloyds	Eurodollar Time Deposit	n/a	n/a

[*]	Certain confidential information contained in this document has been omitted from public filing pursuant to a request for confidential treatment submitted to the U.S. Securities and Exchange Commission. The omitted information, which has been identified with the symbol “[*],” has been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule II
to the US Security Agreement
PLEDGED DEPOSIT ACCOUNTS

	Name and Address	Account
Grantor	of Bank	Number	Contact Name
Eastman Gelatine Corp.	Bank of New York Mellon, 500 Ross Street, Suite 154-1320, Pittsburgh, PA 15262-0001	[*]	[*]

Eastman Kodak Company	Bank of America, 602 Peachtree St. NE 10th Floor, Atlanta, GA 30308	[*]	[*]

Eastman Kodak Company	Bank of America, 602 Peachtree St. NE 10th Floor, Atlanta, GA 30308	[*]	[*]

Eastman Kodak Company	Bank of America, 602 Peachtree St. NE 10th Floor, Atlanta, GA 30308	[*]	[*]

Eastman Kodak Company	Bank of Colorado-Front Range, 501 Main Street, PO Box 939, CO 80550	[*]	[*]

Eastman Kodak Company	Bank of New York Mellon, 500 Ross Street, Suite 154-1320, Pittsburgh, PA 15262-0001	[*]	[*]

Eastman Kodak Company	Bank of New York Mellon, 500 Ross Street, Suite 154-1320, Pittsburgh, PA 15262-0001	[*]	[*]

Eastman Kodak Company	Bank of the West, 201 N. Civic Drive Suite 360, Walnut Creek, CA 94596	[*]	[*]

Eastman Kodak Company	Citibank, N.A., 388 Greenwich Street 23rd Floor, New York, NY 10013	[*]	[*]

Eastman Kodak Company	Citibank, N.A., 388 Greenwich Street 23rd Floor, New York, NY 10013	[*]	[*]

Eastman Kodak Company	Citibank, N.A., 388 Greenwich Street 23rd Floor, New York, NY 10013	[*]	[*]

Eastman Kodak Company	Citibank, N.A., 388 Greenwich Street 23rd Floor, New York, NY 10013	[*]	[*]

Eastman Kodak Company	Citibank, N.A., 388 Greenwich Street 23rd Floor, New York, NY 10013	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

	Name and Address	Account
Grantor	of Bank	Number	Contact Name
Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]

Eastman Kodak Company	ESL Federal Credit Union, 225 Chestnut Street, Rochester, NY 14604	[*]	[*]

Eastman Kodak Company	JP Morgan Chase, 270 Park Avenue, New York NY 10017	[*]	[*]

Eastman Kodak Company	JP Morgan Chase, 270 Park Avenue, New York NY 10017	[*]	[*]

Eastman Kodak Company	JP Morgan Chase, 270 Park Avenue, New York NY 10017	[*]	[*]

Eastman Kodak Company	Keybank, 303 Broadway, 16th Floor OH-18-30-1603 Cincinnati, OH 45202	[*]	[*]

Eastman Kodak Company	Keybank, 303 Broadway, 16th Floor OH-18-30-1603 Cincinnati, OH 45202	[*]	[*]

Eastman Kodak Company	PNC Bank, Two Tower Center 23rd Floor, E. Brunswick, NJ 08816	[*]	[*]

Eastman Kodak Company	PNC Bank, Two Tower Center 23rd Floor, E. Brunswick, NJ 08816	[*]	[*]

Eastman Kodak Company	PNC Bank, Two Tower Center 23rd Floor, E. Brunswick, NJ 08816	[*]	[*]

Eastman Kodak Company	PNC Bank, Two Tower Center 23rd Floor, E. Brunswick, NJ 08816	[*]	[*]

Eastman Kodak International Capital Company Inc.	Citibank, N.A, 388 Greenwich Street 23rd Floor, New York, NY 10013	[*]	[*]

Far East Development Ltd.	Citibank, N.A, 388 Greenwich Street 23rd Floor, New York, NY 10013	[*]	[*]

FPC Inc.	Bank of New York Mellon, 500 Ross Street, Suite 154-1320, Pittsburgh, PA 15262-0001	[*]	[*]

	Name and Address	Account
Grantor	of Bank	Number	Contact Name
FPC Inc.	Bank of America, 602 Peachtree Street NE 10th Floor, Atlanta, GA 30308	[*]	[*]

Kodak Imaging Network	Bank of New York Mellon, 500 Ross Street, Suite 154-1320, Pittsburgh, PA 15262-0001	[*]	[*]

KPG Barbados Ltd.	PNC Bank, Two Tower Center 23rd Floor, E. Brunswick, NJ 08816	[*]	[*]

Laser Edit, Inc.	Bank of America, 602 Peachtree Street NE 10th Floor, Atlanta, GA 30308	[*]	[*]

Laser Pacific Media	Bank of America, 602 Peachtree Street NE 10th Floor, Atlanta, GA 30308	[*]	[*]

NPEC Inc.	Bank of New York Mellon, 500 Ross Street, Suite 154-1320, Pittsburgh, PA 15262-0001	[*]	[*]

Pacific Video Inc.	Bank of New York Mellon, 500 Ross Street, Suite 154-1320, Pittsburgh, PA 15262-0001	[*]	[*]

Qualex, Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]	[*]

Qualex, Inc.	Bank of New York Mellon, 500 Ross Street, Suite 154-1320, Pittsburgh, PA 15262-0001	[*]	[*]

Qualex, Inc.	Citibank, N.A., 388 Greenwich Street 23rd Floor, New York, NY 10013	[*]	[*]

Qualex, Inc.	Citibank, N.A., 388 Greenwich Street 23rd Floor, New York, NY 10013	[*]	[*]

Qualex, Inc.	PNC Bank, Two Tower Center 23rd Floor, E. Brunswick, NJ 08816	[*]	[*]

[*]	Certain confidential information contained in this document has been omitted from public filing pursuant to a request for confidential treatment submitted to the U.S. Securities and Exchange Commission. The omitted information, which has been identified with the symbol “[*],” has been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule III
to the US Security Agreement
RECEIVABLES AND AGREEMENT COLLATERAL

	Note	Description of
Grantor	Payee	Receivable	Amount ($M)	Final Maturity

None over $10M

Schedule IV
to the US Security Agreement
INTELLECTUAL PROPERTY
A.	Patents
(i)	Patents held for sale — NONE.

(ii)	All other patents — on file with the Agent.
B.	Domain Names

Domain Name	Expiration Date	Registrar
adventprinter.com	9/29/2011	MelbourneIT

allcreo.com	12/7/2011	NetworkSolutions

appliedsciencefiction.com	5/2/2011	MelbourneIT

asf.com	5/28/2011	MelbourneIT

bbhscanners.com	12/23/2011	Dotster.com

bbhscanners.com.cn	8/2/2012	Dotster.com

connectviz.com	11/30/2011	NetworkSolutions

contenthub.net	11/24/2011	NetworkSolutions

contenthub.org	11/24/2011	NetworkSolutions

corpwan.com	10/4/2012	NetworkSolutions

corpwan.net	10/4/2012	NetworkSolutions

creativally.com	11/30/2011	NetworkSolutions

creativeally.com	11/30/2011	NetworkSolutions

creativehub.net	11/24/2011	NetworkSolutions

creativehub.org	11/24/2011	NetworkSolutions

creo.com	6/23/2012	NetworkSolutions

creocom.com	10/17/2012	NetworkSolutions

creocomunicacion.com	8/18/2013	NetworkSolutions

creocorp.com	3/22/2014	NetworkSolutions

creodata.com	7/15/2013	NetworkSolutions

creodemo.com	7/16/2013	NetworkSolutions

creodirect.com	12/72011	NetworkSolutions

Domain Name	Expiration Date	Registrar
creodp.com	8/15/2015	NetworkSolutions

creoevent.com	10/24/2013	NetworkSolutions

creoglobal.com	4/18/2014	NetworkSolutions

creoimaging.com	10/31/2013	NetworkSolutions

creoinc.biz	12/7/2011	NetworkSolutions

creoinc.com	12/7/2011	NetworkSolutions

creoinc.net	12/7/2011	NetworkSolutions

creoinc.org	12/7/2011	NetworkSolutions

creointernational.com	8/8/2014	NetworkSolutions

creointernational.net	8/8/2011	NetworkSolutions

creolatino.com	4/18/2014	NetworkSolutions

creolize.com	7/16/2013	NetworkSolutions

creologic.com	12/12/2011	NetworkSolutions

creologic.net	12/12/2011	NetworkSolutions

creologic.org	12/12/2011	NetworkSolutions

creologics.com	12/12/2011	NetworkSolutions

creologix.com	12/12/2011	NetworkSolutions

creonet.biz	12/7/2011	NetworkSolutions

creonet.org	11/12/2011	NetworkSolutions

creonews.com	3/27/2013	NetworkSolutions

creoplus.com	9/9/2013	NetworkSolutions

creopod.com	9/1/2015	NetworkSolutions

creopods.com	9/1/2015	NetworkSolutions

creopos.com	9/1/2015	NetworkSolutions

creoprintondemand.com	9/1/2015	NetworkSolutions

creoscitex.com	12/24/2011	NetworkSolutions

creo-scitex.com	1/18/2012	NetworkSolutions

creoscitex.info	9/15/2012	NetworkSolutions

creoscitex.net	1/18/2012	NetworkSolutions

creoscitexamerica.com	5/16/2012	NetworkSolutions

creoscitexusers.org	10/20/2012	NetworkSolutions

creoservers.com	3/13/2012	MelbourneIT

creosource.com	2/6/2013	NetworkSolutions

creosource.net	2/6/2013	NetworkSolutions

creosource.org	2/6/2013	NetworkSolutions

Domain Name	Expiration Date	Registrar
creosphere.com	11/24/2011	NetworkSolutions

creosphere.net	11/24/2011	NetworkSolutions

creosphere.org	11/24/2011	NetworkSolutions

creostream.com	8/23/2012	NetworkSolutions

creosys.com	8/22/2012	NetworkSolutions

creotech.net	3/22/2014	NetworkSolutions

creotopia.com	1/17/2012	NetworkSolutions

creotranslation.com	4/18/2014	NetworkSolutions

creousers.org	1/11/2012	NetworkSolutions

creoweb.com	4/4/2012	NetworkSolutions

creo-web.com	3/28/2013	NetworkSolutions

creowebs.net	3/7/2012	NetworkSolutions

creoworks.com	11/8/2012	NetworkSolutions

creo-works.com	6/20/2014	NetworkSolutions

creoworks.net	11/8/2012	NetworkSolutions

creo-works.net	10/28/2013	NetworkSolutions

creoworksinteractive.com	11/8/2012	NetworkSolutions

creoworld.com	11/24/2011	NetworkSolutions

creoworld.net	11/24/2011	NetworkSolutions

creoworld.org	11/24/2011	NetworkSolutions

creox.com	4/3/2012	NetworkSolutions

csua.info	9/15/2012	NetworkSolutions

csuanet.org	10/16/2012	NetworkSolutions

csuaweb.org	10/16/2012	NetworkSolutions

ctpthermal.com	3/26/2014	NetworkSolutions

d2ls.com	8/9/2016	NetworkSolutions

druckertherapie.com	5/26/2012	MelbourneIT

dryview.com	9/20/2011	MelbourneIT

eastermemories.com	12/2/2011	NetworkSolutions

eastmanbusinesspark.com	10/29/2011	MelbourneIT

easyshare.com	4/27/2012	MelbourneIT

easysharegallery.com	12/29/2011	MelbourneIT

ecreo.biz	12/7/2011	NetworkSolutions

ecreo.com	11/12/2011	NetworkSolutions

ecreo.net	11/12/2011	NetworkSolutions

Domain Name	Expiration Date	Registrar
ecreo.org	11/12/2011	NetworkSolutions

ecreoinc.com	12/7/2011	NetworkSolutions

empowercontent.com	11/24/2011	NetworkSolutions

empowercontent.net	11/24/2011	NetworkSolutions

empowercontent.org	11/24/2011	NetworkSolutions

empowercreative.com	11/24/2011	NetworkSolutions

empowercreative.net	11/24/2011	NetworkSolutions

empowercreative.org	11/24/2011	NetworkSolutions

empowerprint.com	11/24/2011	NetworkSolutions

empowerprint.net	11/24/2011	NetworkSolutions

empowerprint.org	11/24/2011	NetworkSolutions

encad.com	11/28/2011	NetworkSolutions

eprinergy.com	10/13/2012	NetworkSolutions

e-prinergy.com	10/13/2012	NetworkSolutions

eprinergy.net	10/13/2012	NetworkSolutions

e-prinergy.net	10/13/2012	NetworkSolutions

eprinergy.org	10/13/2012	NetworkSolutions

e-prinergy.org	10/13/2012	NetworkSolutions

gallery.com	8/11/2011	MelbourneIT

getnoticed.com	10/20/2011	MelbourneIT

getsixdegree.com	5/14/2012	NetworkSolutions

get-six-degree.com	5/14/2012	NetworkSolutions

getsixdegrees.biz	5/13/2012	NetworkSolutions

getsixdegrees.bz	5/14/2012	NetworkSolutions

get-six-degrees.com	5/14/2012	NetworkSolutions

getsixdegrees.info	5/14/2012	NetworkSolutions

getsixdegrees.net	5/14/2012	NetworkSolutions

getsixdegrees.org	5/14/2012	NetworkSolutions

getsixdegrees.us	5/13/2012	NetworkSolutions

graphicloop.com	12/3/2011	NetworkSolutions

graphicloop.net	12/3/2011	NetworkSolutions

graphicloop.org	12/3/2011	NetworkSolutions

graphicloupe.com	12/3/2011	NetworkSolutions

graphicloupe.net	12/3/2011	NetworkSolutions

graphicloupe.org	12/3/2011	NetworkSolutions

Domain Name	Expiration Date	Registrar
hcfss.com	7/18/2011	NetworkSolutions

imagelinkprintsystem.com	10/29/2011	MelbourneIT

imagelinkprintsystem.net	10/29/2011	MelbourneIT

iqsmart1.com	5/4/2014	NetworkSolutions

kidscanprint.com	5/24/2012	MelbourneIT

kildistributor.com	2/1/2012	MelbourneIT

kinddarfdrucken.com	6/19/2012	MelbourneIT

kodak.ac	1/5/2012	MelbourneIT

kodak.ag	1/16/2012	MelbourneIT

kodak.am	4/15/2012	MelbourneIT

kodak.as	1/5/2012	MelbourneIT

kodak.asia	11/24/2011	MelbourneIT

kodak.at	12/22/2011	MelbourneIT

kodak.be	8/30/2011	MelbourneIT

kodak.bi	11/12/2011	MelbourneIT

kodak.ca	10/10/2011	MelbourneIT

kodak.cd	10/1/2011	MelbourneIT

kodak.cg	1/10/2012	MelbourneIT

kodak.ch	10/31/2011	MelbourneIT

kodak.cl	8/17/2011	MelbourneIT

kodak.cn	3/17/2012	Beijing Innovative Linkage Technology Co., Ltd.

kodak.co	2/23/2012	MelbourneIT

kodak.co.ae	2/6/2012	MelbourneIT

kodak.co.at	1/1/2012	MelbourneIT

kodak.co.ck	12/1/2011	MelbourneIT

kodak.co.gg	1/31/2012	MelbourneIT

kodak.co.id	10/15/2011	MelbourneIT

kodak.co.im	1/17/2012	MelbourneIT

kodak.co.in	12/31/2011	MelbourneIT

kodak.co.je	1/31/2012	MelbourneIT

kodak.co.jp	11/30/2011	MelbourneIT

kodak.co.ke	4/11/2012	MelbourneIT

kodak.co.ma	10/18/2011	MelbourneIT

kodak.co.nz	7/10/2011	MelbourneIT

Domain Name	Expiration Date	Registrar
kodak.co.th	12/18/2011	MelbourneIT

kodak.co.tt	2/1/2014	MelbourneIT

kodak.co.uk	7/27/2011	MelbourneIT

kodak.co.ve	5/21/2011	MelbourneIT

kodak.co.vi	2/9/2012	MelbourneIT

kodak.co.za	1/24/2012	MelbourneIT

kodak.com	9/15/2011	MelbourneIT

kodak.com.ag	1/16/2012	MelbourneIT

kodak.com.ar	8/21/2011	MelbourneIT

kodak.com.au	11/1/2011	MelbourneIT

kodak.com.az	7/7/2011	MelbourneIT

kodak.com.br	4/23/2011	MelbourneIT

kodak.com.cn	11/21/2012	Beijing Innovative Linkage Technology Co., Ltd.

kodak.com.co	9/3/2011	MelbourneIT

kodak.com.dm	11/29/2011	MelbourneIT

kodak.com.do	3/8/2012	MelbourneIT

kodak.com.ec	2/28/2012	MelbourneIT

kodak.com.fj	12/31/2011	MelbourneIT

kodak.com.gi	1/20/2012	MelbourneIT

kodak.com.gr	10/25/2011	MelbourneIT

kodak.com.gt	8/20/2011	MelbourneIT

kodak.com.gy	12/31/2011	MelbourneIT

kodak.com.hk	9/21/2011	MelbourneIT

kodak.com.jm	12/5/2011	MelbourneIT

kodak.com.kn	5/31/2011	MelbourneIT

kodak.com.lc	3/10/2012	MelbourneIT

kodak.com.lv	11/28/2011	MelbourneIT

kodak.com.mt	7/6/2011	MelbourneIT

kodak.com.mx	8/18/2011	MelbourneIT

kodak.com.my	10/10/2011	MelbourneIT

kodak.com.nf	12/30/2011	MelbourneIT

kodak.com.ni	10/3/2011	MelbourneIT

kodak.com.pa	7/15/2011	MelbourneIT

kodak.com.pe	1/16/2012	MelbourneIT

Domain Name	Expiration Date	Registrar
kodak.com.ph	11/15/2011	MelbourneIT

kodak.com.pl	6/3/2011	MelbourneIT

kodak.com.pr	6/25/2011	MelbourneIT

kodak.com.pt	2/29/2012	MelbourneIT

kodak.com.ru	2/25/2012	MelbourneIT

kodak.com.sc	7/9/2011	MelbourneIT

kodak.com.sg	10/15/2011	MelbourneIT

kodak.com.sv	4/30/2012	MelbourneIT

kodak.com.tr	8/20/2011	MelbourneIT

kodak.com.ua	10/30/2011	MelbourneIT

kodak.com.uy	6/30/2011	MelbourneIT

kodak.com.vc	4/6/2011	MelbourneIT

kodak.com.ve	3/1/2012	MelbourneIT

kodak.com.vn	3/12/2012	MelbourneIT

kodak.cx	4/12/2012	MelbourneIT

kodak.cz	10/21/2011	MelbourneIT

kodak.de	8/18/2011	MelbourneIT

kodak.dk	9/30/2011	MelbourneIT

kodak.dm	11/29/2011	MelbourneIT

kodak.ee	1/20/2012	MelbourneIT

kodak.es	3/4/2011	MelbourneIT

kodak.eu	8/31/2011	MelbourneIT

kodak.fi	9/1/2011	MelbourneIT

kodak.fm	1/10/2012	MelbourneIT

kodak.fr	12/28/2011	MelbourneIT

kodak.gd	11/29/2011	MelbourneIT

kodak.gl	1/1/2012	MelbourneIT

kodak.gm	1/1/2012	MelbourneIT

kodak.gr	12/31/2012	MelbourneIT

kodak.gs	1/10/2012	MelbourneIT

kodak.gy	12/31/2011	MelbourneIT

kodak.hm	12/11/2011	MelbourneIT

kodak.ie	10/29/2011	MelbourneIT

kodak.in	2/14/2012	MelbourneIT

kodak.info	7/28/2011	MelbourneIT

Domain Name	Expiration Date	Registrar
kodak.io	11/25/2011	MelbourneIT

kodak.is	6/19/2011	MelbourneIT

kodak.it	8/31/2011	MelbourneIT

kodak.jp	2/28/2012	MelbourneIT

kodak.kg	11/10/2011	MelbourneIT

kodak.kids.us	8/28/2011	MelbourneIT

kodak.kn	5/31/2011	MelbourneIT

kodak.ky	1/1/2012	MelbourneIT

kodak.kz	1/11/2012	MelbourneIT

kodak.la	2/7/2012	MelbourneIT

kodak.li	1/31/2012	MelbourneIT

kodak.lk	1/1/2012	MelbourneIT

kodak.lt	1/10/2011	MelbourneIT

kodak.lu	8/20/2011	MelbourneIT

kodak.lv	11/28/2011	MelbourneIT

kodak.ly	6/19/2011	MelbourneIT

kodak.mn	8/8/2011	MelbourneIT

kodak.mobi	9/14/2011	MelbourneIT

kodak.ms	1/11/2012	MelbourneIT

kodak.mw	10/25/2011	MelbourneIT

kodak.net	4/6/2012	MelbourneIT

kodak.nl	2/22/2012	MelbourneIT

kodak.no	11/15/2011	MelbourneIT

kodak.nu	8/5/2011	MelbourneIT

kodak.off.ai	1/10/2012	MelbourneIT

kodak.org	9/8/2011	MelbourneIT

kodak.ph	12/31/2020	MelbourneIT

kodak.pl	2/17/2011	MelbourneIT

kodak.pt	2/29/2012	MelbourneIT

kodak.ru	8/9/2011	MelbourneIT

kodak.rw	1/10/2012	MelbourneIT

kodak.sa.com	9/27/2011	MelbourneIT

kodak.se	4/26/2011	MelbourneIT

kodak.sh	1/5/2012	MelbourneIT

kodak.sn	12/31/2011	MelbourneIT

Domain Name	Expiration Date	Registrar
kodak.st	10/27/2011	MelbourneIT

kodak.tc	1/11/2012	MelbourneIT

kodak.tm	3/21/2013	MelbourneIT

kodak.to	1/25/2012	MelbourneIT

kodak.tv	11/13/2011	MelbourneIT

kodak.us	5/15/2011	MelbourneIT

kodak.vc	4/6/2011	MelbourneIT

kodak.vg	1/11/2012	MelbourneIT

kodak.vu	11/13/2011	MelbourneIT

kodak.ws	5/13/2011	MelbourneIT

kodakces2011.com	12/28/2011	NetworkSolutions

kodakchallenge.com	2/11/2012	MelbourneIT

kodakchange.com	7/2/2011	NetworkSolutions

kodakchangenow.com	7/2/2011	NetworkSolutions

kodakclassic.com	2/11/2012	MelbourneIT

kodakdeal.com	7/2/2011	NetworkSolutions

kodakdealnow.com	7/2/2011	NetworkSolutions

kodak-dpt.com	2/28/2012	MelbourneIT

kodakdream18.com	2/11/2012	MelbourneIT

kodakeasysharegallery.com	12/9/2011	MelbourneIT

kodakespoffer.com	11/21/2011	NetworkSolutions

kodakexpress.asia	2/6/2012	MelbourneIT

kodakexpress.be	12/31/2011	MelbourneIT

kodakexpress.biz.pk	7/10/2012	MelbourneIT

kodakexpress.ch	5/31/2011	MelbourneIT

kodakexpress.cl	3/28/2012	MelbourneIT

kodakexpress.cn	4/24/2012	MelbourneIT

kodakexpress.co	7/20/2011	MelbourneIT

kodakexpress.co.in	3/31/2012	MelbourneIT

kodakexpress.co.ke	4/11/2012	MelbourneIT

kodakexpress.co.nz	10/17/2011	MelbourneIT

kodakexpress.co.th	7/1/2011	MelbourneIT

kodakexpress.co.uk	6/24/2012	MelbourneIT

kodakexpress.co.ve	7/2/2012	MelbourneIT

kodakexpress.co.za	1/24/2012	MelbourneIT

Domain Name	Expiration Date	Registrar
kodakexpress.com	5/3/2011	MelbourneIT

kodakexpress.com.ar	12/12/2011	MelbourneIT

kodakexpress.com.au	10/15/2012	MelbourneIT

kodakexpress.com.br	2/19/2012	MelbourneIT

kodakexpress.com.cn	6/2/2011	MelbourneIT

kodakexpress.com.do	10/25/2011	MelbourneIT

kodakexpress.com.es	4/6/2011	MelbourneIT

kodakexpress.com.gt	9/11/2011	MelbourneIT

kodakexpress.com.hk	10/1/2011	MelbourneIT

kodakexpress.com.lv	10/3/2011	MelbourneIT

kodakexpress.com.mx	6/22/2011	MelbourneIT

kodakexpress.com.my	10/12/2011	MelbourneIT

kodakexpress.com.ni	7/21/2011	MelbourneIT

kodakexpress.com.pa	10/24/2011	MelbourneIT

kodakexpress.com.pe	11/2/2011	MelbourneIT

kodakexpress.com.ph	11/13/2011	MelbourneIT

kodakexpress.com.pk	7/5/2012	MelbourneIT

kodakexpress.com.pr	1/23/2012	MelbourneIT

kodakexpress.com.sg	8/10/2011	MelbourneIT

kodakexpress.com.tr	4/15/2012	MelbourneIT

kodakexpress.com.uy	11/9/2011	MelbourneIT

kodakexpress.com.ve	7/3/2012	MelbourneIT

kodakexpress.cz	12/4/2011	MelbourneIT

kodakexpress.de	1/22/2012	MelbourneIT

kodak-express.de	1/22/2012	MelbourneIT

kodakexpress.dk	12/31/2011	MelbourneIT

kodakexpress.es	1/11/2012	MelbourneIT

kodakexpress.eu	6/30/2011	MelbourneIT

kodakexpress.fi	9/1/2011	MelbourneIT

kodakexpress.fr	5/17/2011	MelbourneIT

kodakexpress.gr	6/11/2011	MelbourneIT

kodakexpress.in	2/16/2012	MelbourneIT

kodakexpress.info	7/28/2011	MelbourneIT

kodakexpress.it	2/20/2011	MelbourneIT

kodakexpress.la	2/7/2012	MelbourneIT

Domain Name	Expiration Date	Registrar
kodakexpress.lv	10/3/2011	MelbourneIT

kodakexpress.md	2/20/2012	MelbourneIT

kodakexpress.net	7/17/2011	MelbourneIT

kodakexpress.nl	2/22/2012	MelbourneIT

kodak-express.nl	2/22/2012	MelbourneIT

kodakexpress.no	2/27/2012	MelbourneIT

kodakexpress.org	7/25/2011	MelbourneIT

kodakexpress.ph	9/19/2011	MelbourneIT

kodakexpress.pt	2/29/2012	MelbourneIT

kodakexpress.tm	4/17/2013	MelbourneIT

kodakgalerie.de	5/9/2011	MelbourneIT

kodakgalerie.fr	5/22/2011	MelbourneIT

kodakgallary.com	11/11/2011	MelbourneIT

kodakgallary.info	11/11/2011	MelbourneIT

kodakgallery.at	5/17/2011	MelbourneIT

kodakgallery.ca	12/5/2011	namespro.ca

kodakgallery.cl	6/21/2011	MelbourneIT

kodakgallery.co	7/20/2011	MelbourneIT

kodakgallery.co.in	4/16/2012	MelbourneIT

kodakgallery.co.kr	4/19/2011	MelbourneIT

kodakgallery.co.nz	12/30/2011	MelbourneIT

kodakgallery.com	10/6/2011	MelbourneIT

kodakgallery.com.au	5/9/2011	MelbourneIT

kodakgallery.com.cn	3/1/2012	MelbourneIT

kodakgallery.com.es	10/6/2011	MelbourneIT

kodakgallery.com.hk	5/4/2011	MelbourneIT

kodakgallery.com.mx	4/24/2012	MelbourneIT

kodakgallery.com.my	10/25/2011	MelbourneIT

kodakgallery.com.ph	4/23/2012	MelbourneIT

kodakgallery.com.sg	4/20/2012	MelbourneIT

kodakgallery.com.tw	4/30/2012	MelbourneIT

kodakgallery.cz	5/12/2011	MelbourneIT

kodakgallery.de	11/17/2011	MelbourneIT

kodakgallery.es	11/10/2011	MelbourneIT

kodakgallery.eu	6/30/2011	MelbourneIT

Domain Name	Expiration Date	Registrar
kodakgallery.eu.com	3/10/2013	CentralNic.com

kodakgallery.fr	3/3/2011	MelbourneIT

kodakgallery.info	11/11/2011	MelbourneIT

kodakgallery.it	6/29/2011	MelbourneIT

kodakgallery.nl	3/2/2012	MelbourneIT

kodakgallery.org	11/11/2011	MelbourneIT

kodakgallery.se	6/7/2011	MelbourneIT

kodakindia.com	7/10/2011	MelbourneIT

kodakinkjetprinter.com	11/15/2011	NetworkSolutions

kodakitalia.com	1/26/2012	MelbourneIT

kodakitalia.it	9/3/2011	MelbourneIT

kodakmarcomrequestform.com	5/4/2012	GoDaddy.com

kodakmobile.at	5/3/2011	MelbourneIT

kodakmobile.be	3/30/2011	MelbourneIT

kodakmobile.ch	3/31/2012	MelbourneIT

kodakmobile.co.at	5/3/2011	MelbourneIT

kodakmobile.co.hu	4/28/2011	MelbourneIT

kodakmobile.co.in	4/16/2012	MelbourneIT

kodakmobile.co.kr	4/19/2011	MelbourneIT

kodakmobile.co.nz	5/25/2011	MelbourneIT

kodakmobile.com	4/23/2012	MelbourneIT

kodakmobile.com.au	2/19/2012	MelbourneIT

kodakmobile.com.br	5/27/2011	MelbourneIT

kodakmobile.com.fr	4/1/2011	MelbourneIT

kodakmobile.com.hk	5/5/2011	MelbourneIT

kodakmobile.com.my	10/25/2011	MelbourneIT

kodakmobile.com.ph	4/23/2012	MelbourneIT

kodakmobile.com.pl	4/1/2011	MelbourneIT

kodakmobile.com.pt	11/2/2011	MelbourneIT

kodakmobile.com.ro	3/4/2012	MelbourneIT

kodakmobile.com.sg	4/20/2012	MelbourneIT

kodakmobile.com.tw	4/30/2012	MelbourneIT

kodakmobile.cz	5/11/2011	MelbourneIT

kodakmobile.dk	5/31/2011	MelbourneIT

kodakmobile.fi	3/17/2012	MelbourneIT

Domain Name	Expiration Date	Registrar
kodakmobile.fr	7/1/2011	MelbourneIT

kodakmobile.ie	3/22/2012	MelbourneIT

kodakmobile.it	4/23/2011	MelbourneIT

kodakmobile.lt	3/3/2011	MelbourneIT

kodakmobile.lu	2/23/2012	MelbourneIT

kodakmobile.lv	3/19/2012	MelbourneIT

kodakmobile.net	9/15/2011	MelbourneIT

kodakmobile.org	9/15/2011	MelbourneIT

kodakmobile.org.uk	3/4/2012	MelbourneIT

kodakmobile.pl	4/1/2011	MelbourneIT

kodakmobile.ro	3/4/2012	MelbourneIT

kodakmobile.ru	3/6/2012	MelbourneIT

kodakoffer.com	11/15/2011	NetworkSolutions

kodakonline.com.br	10/15/2011	MelbourneIT

kodakopen.com	2/11/2012	MelbourneIT

kodakpulse.com	10/29/2011	NetworkSolutions

kodakromania.com.ro	8/28/2011	MelbourneIT

kodakromania.ro	8/28/2011	MelbourneIT

kodaksave.com	7/2/2011	NetworkSolutions

kodaksavenow.com	7/2/2011	NetworkSolutions

kodak-ses.com	10/3/2011	MelbourneIT

kodakstore.com	10/25/2011	MelbourneIT

kodakswitch.com	7/2/2011	NetworkSolutions

kodakswitchnow.com	7/2/2011	NetworkSolutions

kodaktheater.com	5/22/2011	MelbourneIT

kodaktheatre.com	4/12/2012	MelbourneIT

kodaktvoffer.com	11/15/2011	NetworkSolutions

kodakversamark.com	12/30/2011	NetworkSolutions

kodapost.co.uk	10/16/2012	MelbourneIT

kpgaccess.com	9/21/2011	MelbourneIT

kpgican.com	9/23/2011	MelbourneIT

kpgraphics.com	10/21/2011	NetworkSolutions

kriosys.com	3/23/2012	NetworkSolutions

medicalimaging.com	9/20/2011	MelbourneIT

metabadge.biz	11/21/2012	NetworkSolutions

Domain Name	Expiration Date	Registrar
metabadge.com	11/22/2012	NetworkSolutions

metabadge.net	11/22/2012	NetworkSolutions

metabadge.org	11/22/2012	NetworkSolutions

metabadges.com	11/22/2012	NetworkSolutions

morewaystosmile.com	11/4/2011	NetworkSolutions

networkedgraphicproduction.com	6/23/2013	NetworkSolutions

nexpress.com	11/5/2011	MelbourneIT

ngppartners.com	6/23/2013	NetworkSolutions

ngppartners.org	7/28/2013	NetworkSolutions

office-creo.com	1/24/2012	NetworkSolutions

onsitepictures.com	5/27/2011	NetworkSolutions

pakon.com	1/17/2015	NetworkSolutions

photonet.com	5/29/2011	MelbourneIT

photonet.org	6/23/2011	MelbourneIT

plusdesourires.com	11/4/2011	NetworkSolutions

pod-wf.com	3/30/2012	MelbourneIT

preps.com	2/1/2013	NetworkSolutions

prinergy.biz	11/18/2011	NetworkSolutions

prinergy.com	4/22/2012	NetworkSolutions

prinergy-bid.com	10/13/2012	NetworkSolutions

prinergy-ecomm.com	10/13/2012	NetworkSolutions

prinergy-eprint.com	10/13/2012	NetworkSolutions

prinergy-partners.com	10/13/2012	NetworkSolutions

prinit.com	11/17/2011	NetworkSolutions

prinit.net	11/17/2011	NetworkSolutions

prinit.org	11/17/2011	NetworkSolutions

printambassador.com	3/29/2011	NetworkSolutions

printandprosper.com	12/16/2011	NetworkSolutions

printatkodak.com	12/14/2011	MelbourneIT

printatkodak.com.mx	6/2/2011	MelbourneIT

printertherapy.com	5/25/2012	MelbourneIT

printit.com	2/8/2012	NetworkSolutions

printkodak.com	3/28/2011	MelbourneIT

printondemandsolutions.com	11/6/2011	MelbourneIT

proshots.com	12/30/2011	MelbourneIT

Domain Name	Expiration Date	Registrar
proshots.net	6/26/2011	MelbourneIT

santamemories.com	11/18/2011	NetworkSolutions

santaplus.com	8/14/2011	NetworkSolutions

scenicsoft.com	5/30/2012	NetworkSolutions

scitexdpi.com	10/11/2012	NetworkSolutions

shopkodak.ca	5/29/2011	MelbourneIT

sixdegrees.biz	2/2/2014	NetworkSolutions

sokodak.com	9/1/2011	MelbourneIT

spectralitho.com	4/16/2011	NetworkSolutions

thekodaktheatre.com	4/22/2012	MelbourneIT

theloupe.com	11/24/2011	NetworkSolutions

thermalctp.com	3/26/2014	NetworkSolutions

thermalctp.net	3/26/2014	NetworkSolutions

tokencreator.com	3/18/2013	NetworkSolutions

tokenredeemer.com	3/18/2013	NetworkSolutions

tokenserver.com	3/18/2013	NetworkSolutions

trysixdegrees.com	8/14/2012	NetworkSolutions

trysixdegress.com	8/12/2012	NetworkSolutions

tsiyes.com	10/6/2011	MelbourneIT

venuephotos.com	11/7/2011	MelbourneIT

vizsphere.com	11/30/2011	NetworkSolutions

vizualengine.com	11/30/2011	NetworkSolutions

vizualzone.com	11/30/2011	NetworkSolutions
B.	Trademarks

On file with the Agent.

C.	Copyrights

On file with the Agent.

D.	Copyrights to be Recorded Against

Grantor	Title	Reg. No.	Reg. Date
Eastman Kodak Company	Everyday Pictures: Because the Best Moments in Life Happen Every Day	TX5308424	11/26/03

Grantor	Title	Reg. No.	Reg. Date
Eastman Kodak Company	Everyday Pictures: Because the Best Moments in Life Happen Every Day	TX5193278	9/22/00

Eastman Kodak Company	Kodak Pocket Guide to Digital Photography	TX5489187	2/25/02

Eastman Kodak Company	Kodak Pocket Guide to Point-and-Shoot Photography	TX5489184	2/25/02

Eastman Kodak Company	Kodak Pocket Photoguide	TX5489083	2/25/02

Eastman Kodak Company	Everyday Pictures: Because the Best Moments in Life Happen Every Day	TX5439509	11/2/01

Eastman Kodak Company	More Slides — Planning, Producing and Presenting Digital Images	TX3861333	6/14/94

Eastman Kodak Company	Basic Police Photography	RE6000936	12/11/92

Eastman Kodak Company	How to Organize a Camera Club	RE6000933	12/11/92

Eastman Kodak Company	You’re the Director	RE6000928	12/11/92

Eastman Kodak Company	Fifteen Babies	VA533975	9/8/92

Eastman Kodak Company	Fifteen Babies	VA511574	6/22/92

Eastman Kodak Company	How to Take a Good Picture	TX3347758	6/25/92

Eastman Kodak Company	The Joy of Photography	TX3179149	11/5/91

Eastman Kodak Company	Kodak Pocket Reference Guide	RE500134	12/3/90

Eastman Kodak Company	How to Take Good Pictures	TX2792732	4/23/90

Eastman Kodak Company	More Joy of Photography	TX2531314	2/3/89

Eastman Kodak Company	Encyclopedia of Practical Photography	TX253931	4/30/79

Eastman Kodak Company	Encyclopedia of Practical Photography	TX253930	4/30/79

Eastman Kodak Company	Encyclopedia of Practical Photography	TX253929	4/30/79

Eastman Kodak Company	Encyclopedia of Practical Photography	TX228362	12/14/78

Eastman Kodak Company	Encyclopedia of Practical Photography	TX228361	12/14/78

Eastman Kodak Company	Encyclopedia of Practical Photography	TX228360	12/14/78

Eastman Kodak Company	Encyclopedia of Practical Photography	TX228359	12/14/78

Eastman Kodak Company	Encyclopedia of Practical Photography	TX98817	6/30/78

Schedule V
to the US Security Agreement
CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF
ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

			Jurisdiction
		Type of	of	Organizational
Grantor	Chief Executive Office	Organization	Organization	ID number
Eastman Kodak Company	343 State Street Rochester, New York 14650	Corporation	New Jersey	3590801000

Creo Manufacturing America LLC	1720 Carey Avenue Cheyenne, WY 82001	LLC	Wyoming	200400460497

Eastman Gelatine Corporation	227 Washington Street Peabody, MA 01960	Corporation	Massachusetts	041272190

Eastman Kodak International Capital Company, Inc.	343 State Street Rochester, NY 14650	Corporation	Delaware	0675517

Far East Development Ltd.	343 State Street Rochester, NY 14650	Corporation	Delaware	0899514

FPC Inc.	6677 Santa Monica Blvd. Hollywood, CA 90038	Corporation	California	C0957735

Kodak (Near East), Inc.	343 State Street Rochester, NY 14650	Corporation	New York	N/A

Kodak Americas, Ltd.	343 State Street Rochester, NY 14650	Corporation	New York	N/A

Kodak Aviation Leasing LLC	343 State Street Rochester, NY 14650	LLC	Delaware	3241322

Kodak Imaging Network, Inc.	1480 64th Street Suite 300 Emeryville, CA 94608	Corporation	Delaware	3059736

Kodak Philippines, Ltd.	343 State Street Rochester, NY 14650	Corporation	New York	N/A

Kodak Portuguesa Limited	343 State Street Rochester, NY 14650	Corporation	New York	N/A

Kodak Realty, Inc.	343 State Street Rochester, NY 14650	Corporation	New York	N/A

Laser-Pacific Media Corporation	343 State Street Rochester, NY 14650	Corporation	Delaware	2236415

NPEC Inc.	343 State Street Rochester, NY 14650	Corporation	California	C1513754

Pakon, Inc.	251 E. Ohio Street Suite 1100 Indianapolis, IN 46204	Corporation	Indiana	198507-375

Qualex Inc.	2040 Stirrup Creek Drive, Suite 100, Durham, NC 27703	Corporation	Delaware	2133251

Schedule VI
to the US Security Agreement
CHANGES IN NAME, LOCATION, ETC. WITHIN TWELVE MONTHS PRIOR TO
THE DATE OF THE AGREEMENT

			Jurisdiction of	Organizational ID
Grantor	Chief Executive Office	Type of Organization	Organization	Number
Laser-Pacific Media	PRIOR ADDRESS FOR EXECUTIVE OFFICE:	Corporation	Delaware	2236415
Corporation	809 N. Cahuenga Blvd.
Los Angeles, CA 90038

NEW ADDRESS FOR EXECUTIVE OFFICE:
343 State Street
Rochester, NY 14650

Schedule VII
to the US Security Agreement
LETTERS OF CREDIT

	Financial				Maximum
Beneficiary	Institution Issuing	Nominated Person	Account		Available
(Grantor)	LoC	(if any)	Party	Number	Amount	Date

None over $10M

Schedule VIII
to the US Security Agreement
EQUIPMENT LOCATIONS*

Grantor	Location
Eastman Kodak Company	Kodak Research Labs, 1999 Lake Avenue, Rochester, NY 14650

Eastman Kodak Company	Eastman Business Park 1964 & 1991 Lake Avenue Rochester, NY 14652 (NOTE A)

Eastman Kodak Company	Kodak Office 343 State Street Rochester, NY 14650

Eastman Kodak Company	Kodak Colorado 9952 Eastman Park Drive Windsor, CO 80551-1308

Eastman Kodak Company	1 Polychrome Park Corporate Ridge Industrial Park Columbus, GA 31907

Eastman Kodak Company	#1 Litho Plate Drive Windsor, CO 80550

Eastman Kodak Company	3000 Research Blvd, Dayton, OH 45420

*	Equipment with NBV of greater than $10M
NOTE A: Subject to provisions on Principal Property in Section 1 “Grant of Security” under Security Agreement

Schedule IX
to the US Security Agreement
INVENTORY LOCATIONS*

Grantor	Location
Eastman Kodak Company	Eastman Business Park
Rochester, NY 14652

Eastman Kodak Company	2600 Manitou Road
Rochester, NY 14624

Eastman Kodak Company	9952 Eastman Park Drive
Windsor, CO 80551

Eastman Kodak Company	6100 East Holmes Road
Memphis, TN 38141

Eastman Kodak Company	4585 Cargo Drive
Columbus, GA 31907

Eastman Kodak Company	3000 Research Blvd
Dayton, OH 45420

Eastman Kodak Company	4900 Creekside Parkway
Lockbourne, OH 43137

Eastman Kodak Company	127 East Elk Trail Blvd
Carol Stream, IL 60188

Eastman Kodak Company	1 Polychrome Park, Corporate Ridge
Industrial Park, Columbus, GA 31907

Eastman Kodak Company	12035 Moya Blvd, Reno, NV 89506

*	Inventory with gross value greater than $10M.

Schedule X
to the US Security Agreement
COLLATERAL HELD FOR SALE
None.

Schedule XI
to the US Security Agreement
COMMERCIAL TORTS
None.

Exhibit A to the
US Security Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
          This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated [__________], 20[__], is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Bank of America N.A., as Agent (the “Agent”) for the Secured Parties (as successor agent to Citicorp USA, Inc.) (as defined in the Credit Agreement referred to below).
          WHEREAS, Eastman Kodak Company, a New Jersey corporation, has entered into a Second Amended and Restated Credit Agreement dated as of April 26, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with Bank of America N.A., as Agent (as successor agent to Citicorp USA, Inc.), and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.
          WHEREAS, as a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lenders under the Credit Agreement, each Grantor has executed and delivered that certain Second Amended and Restated US Security Agreement dated April 26, 2011, made by the Grantors to the Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).
          WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the United States Copyright Office and other governmental authorities.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
          SECTION 1. Grant of Security. Each Grantor hereby grants to the Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):
     (i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);
     (ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);
     (iii) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);
     (iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
     (v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
     (vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.
          SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, and the Secured Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Loan Documents and the Secured Agreements but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
          SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights and any other applicable government officer record this IP Security Agreement.
          SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Agent with respect to the Collateral are more fully set forth in the

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Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.
          SECTION 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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          IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

EASTMAN KODAK COMPANY
By
Name:
Title:

Address for Notices: ____________________________ ____________________________ ____________________________ [NAME OF GRANTOR]
By
Name:
Title:

Address for Notices: ____________________________ ____________________________ ____________________________ [NAME OF GRANTOR]
By
Name:
Title:

Address for Notices: ____________________________ ____________________________ ____________________________

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Exhibit B to the
US Security Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT
          This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated __________, 200_, is made by the Person listed on the signature page hereof (the “Grantor”) in favor of Bank of America N.A., as Agent (the “Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
          WHEREAS, Eastman Kodak Company, a New Jersey corporation, has entered into a Second Amended and Restated Credit Agreement dated as of April 26, 2011(as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with Bank of America N.A., as Agent, and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.
          WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain Second Amended and Restated US Security Agreement dated April 26, 2011 made by the Grantor and such other Persons to the Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and that certain Intellectual Property Security Agreement dated [__________], 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”).
          WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Agent, for the ratable benefit of the Secured Parties, a security interest in the Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the United States Copyright Office and other governmental authorities.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:
          SECTION 1. Grant of Security. Each Grantor hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):
     (i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);
     (ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);
     (iii) the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);
     (iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
     (v) all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
     (vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.
          SECTION 2. Security for Obligations. The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents and the Secured Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.
          SECTION 3. Recordation. The Grantor authorizes and requests that the Register of Copyrights and any other applicable government officer to record this IP Security Agreement Supplement.
          SECTION 4. Grants, Rights and Remedies. This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.
          SECTION 5. Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

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          IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By
Name:
Title:

Address for Notices: ____________________________ ____________________________ ____________________________

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Exhibit C to the
US Security Agreement
FORM OF SECURITY AGREEMENT SUPPLEMENT
[Date of Security Agreement Supplement]
Bank of America N.A., as the Agent for
the Secured Parties referred to in the
Credit Agreement referred to below
Bank of America Business Capital
Bank of America Merrill Lynch
Bank of America, NA
Merrill Lynch, Pierce, Fenner & Smith Incorporated
225 Franklin Street
MA1-225-02-05
Boston, MA 02110
Attn: Matthew T. O’Keefe
Eastman Kodak Company
Ladies and Gentlemen:
          Reference is made to (i) the Second Amended and Restated Credit Agreement dated as of April 26, 2011 (as amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Eastman Kodak Company, a New Jersey corporation, and Kodak Canada Inc., a corporation organized under the laws of the province of Ontario, Canada, as the Borrowers, the Lenders party thereto, Bank of America N.A., as Agent (as successor agent to Citicorp USA, Inc.) (together with any successor Agent appointed pursuant to Article VII of the Credit Agreement, the “Agent”), and as administrative agent for the Lenders, and (ii) the Second Amended and Restated US Security Agreement April 26, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of the Agent for the Secured Parties. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.
          SECTION 1. Grant of Security. The undersigned hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in and to its Collateral consisting of the following, in each case, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising (collectively, the undersigned’s “Collateral”): all Equipment, Inventory, Security Collateral (including, without limitation, the indebtedness set forth on Schedule A hereto and the securities and securities/deposit accounts set forth on Schedule B hereto), Receivables, Related Contracts,

Agreement Collateral, Account Collateral (including the deposit accounts set forth on Schedule C hereto), Intellectual Property Collateral, all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the undersigned pertaining to any of the undersigned’s Collateral, and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the undersigned’s Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.
          SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents and the Secured Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents and the Secured Agreements but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
          SECTION 3. Representations and Warranties. (a) The undersigned’s exact legal name, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule D hereto. Within the twelve months preceding the date hereof, the undersigned has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule E hereto except as set forth in Schedule F hereto.
          (b) All Equipment having a value in excess of $10,000,000 and all Inventory having a value in excess of $10,000,000 as of the date hereof of the undersigned is located at the places specified therefor in Schedule H hereto.
          (c) The undersigned is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule I hereto.
          (d) The undersigned hereby makes each other representation and warranty set forth in Section 6 of the Security Agreement with respect to itself and the Collateral granted by it.
          SECTION 4. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security

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Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned, that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be, and that each reference in the Security Agreement to a Schedule shall also mean and be a reference to the schedules attached hereto.
          SECTION 5. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.1

Very truly yours, [NAME OF ADDITIONAL GRANTOR]
By
Title:

Address for notices: ____________________________ ____________________________ ____________________________

[1]	If the Additional Grantor is not concurrently executing a guaranty or other Loan Document containing provisions relating to submission to jurisdiction and jury trial waiver, include them here.

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